Exhibit 99.1

Willdan Expands Executive Leadership Team with Appointment of Mike Bieber as

Senior VP of Corporate Development

ANAHEIM, Calif., January 7, 2015 — Willdan Group, Inc. (NASDAQ: WLDN) today announced that engineering and construction (“E&C”) industry veteran Mike A. Bieber has joined the company as Senior Vice President, Corporate Development, effective as of December 31, 2014.  A 25-year E&C industry veteran, Mr. Bieber will serve a key role within Willdan’s executive leadership with responsibility for driving growth opportunities through merger and acquisition activity.

“It is a pleasure to welcome Mike Bieber, one of our industry’s most seasoned and well-respected professionals, to the corporate executive team at Willdan,”said Chief Executive Officer Tom Brisbin.  “A key aspect of our growth strategy includes the pursuit of selective tuck-in acquisitions that can expand our geographic footprint, broaden our service offerings and improve our competitive position.  Having completed more than 50 acquisitions over the past seven years, all in the E&C industry, Mike’s knowledge and accomplishments across the technical and consulting services landscape is virtually unmatched.  In his new role, Mike will be instrumental to Willdan’s continuing growth and development, and we are excited to have him on board.”

Prior to joining Willdan, Mr. Bieber was a Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years.  From 2007 to 2014, Mr. Bieber managed Tetra Tech’s mergers and acquisitions and investor relations functions, overseeing over 50 acquisitions.  From 2005 to 2007, Mr. Bieber managed Tetra Tech’s corporate business development group and, since 2000, played a large role in Tetra Tech’s investor relations group. He started at Tetra Tech as a proposal manager in the corporate marketing group.  In the early 1990’s, Mr. Bieber began his E&C industry career at CRC, Inc. and its successor as a strategic business development consultant to large defense, infrastructure, and environmental firms.  Prior to that, Mr. Bieber worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects.  Mr. Bieber holds a B.S. degree in Civil Engineering from Tennessee Technological University.

About Willdan Group, Inc.

Celebrating its 50th year of business, Willdan provides outsourced professional technical and consulting services to public agencies, public and private utilities, and commercial and industrial firms throughout the United States. Willdan benefits from well-established relationships, industry-leading expertise and a solid reputation for delivering projects on time and on budget. The company’s service offerings span a broad set of complementary disciplines that include engineering and planning, energy efficiency and sustainability, financial and economic consulting, and national preparedness. Willdan has crafted this set of integrated services so that, in the face of an evolving environment—whether economic, natural, or built—Willdan can continue to extend the reach and resources of its clients. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to our ability to expand our service offerings and geographic reach, continue to win new contracts and locate and successfully complete acquisition opportunities. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 27, 2013. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contacts:

Willdan Group, Inc.
Stacy McLaughlin, 714-940-6300
Chief Financial Officer

smclaughlin@willdan.com

or

Investor/Media Contact
Financial Profiles, Inc.
Moira Conlon, 310-478-2700

mconlon@finprofiles.com